                                                                     EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER



                         DATED AS OF SEPTEMBER 11, 2002


                                     BETWEEN


                              LEVY ACQUISITION CO.,


                                       AND


                               ORIOLE HOMES CORP.

                                TABLE OF CONTENTS

ARTICLE I THE MERGER..............................................................................................2
         1.1  The Merger..........................................................................................2
         1.2  Closing.............................................................................................2
         1.3  Effective Time of the Merger........................................................................3
         1.4  Effects of the Merger...............................................................................3
         1.5  Articles of Incorporation; Bylaws...................................................................3
         1.6  Directors; Officers.................................................................................3

ARTICLE II CANCELLATION OF THE CAPITAL STOCK OF THE COMPANY AND PAYMENT WITH RESPECT THERETO......................3
         2.1  Effect on Capital Stock.............................................................................3
         2.2  Delivery of Merger Consideration....................................................................4
         2.3  Stock Options with Respect to Company Common Stock..................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................7
         3.1  Representations and Warranties of the Company.......................................................7
         3.2  Representations and Warranties of Levy Acquisition Co..............................................17

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................19
         4.1  Covenants of Company...............................................................................19
         4.2  Covenants of Levy Acquisition Co...................................................................22
         4.3  Competing Transactions.............................................................................23

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................24
         5.1  Preparation of the Proxy Statement and Schedule 13E-3..............................................24
         5.2  Stockholders' Meeting..............................................................................25
         5.3  Legal Conditions to Merger.........................................................................25
         5.4  Brokers or Finders.................................................................................26
         5.5  Indemnification....................................................................................26
         5.6  Shareholder Lists..................................................................................27
         5.7  Shareholder Litigation.............................................................................27
         5.8  Communication to Employees.........................................................................27
         5.9  Vote of Levy Acquisition Co........................................................................27
         5.10 Financing of Levy Acquisition Co...................................................................27

ARCTICLE VI CONDITIONS PRECEDENT.................................................................................28
         6.1  Conditions to Each Party's Obligation To Effect the Merger.........................................28
         6.2  Conditions to Obligations of Levy Acquisition Co...................................................28
         6.3  Conditions to Obligations of Company...............................................................30

ARTICLE VII TERMINATION AND AMENDMENT............................................................................31
         7.1  Termination........................................................................................31
         7.2  Effect of Termination..............................................................................32
         7.3  Fees, Expenses and Other Payments..................................................................32


         7.4  Amendment..........................................................................................33
         7.5  Extension; Waiver..................................................................................34

ARTICLE VIII GENERAL PROVISIONS..................................................................................34
         8.1  Survival of Representations, Warranties and Agreements.............................................34
         8.2  Notices............................................................................................34
         8.3  Certain Definitions................................................................................35
         8.4  Interpretation.....................................................................................36
         8.5  Counterparts.......................................................................................36
         8.6  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership................................36
         8.7  Governing Law; Consent to Jurisdiction.............................................................37
         8.8  Severability; No Remedy in Certain Circumstances...................................................37
         8.9  Publicity..........................................................................................37
         8.10 Assignment.........................................................................................37
         8.11 Adjustment.........................................................................................38
         8.12 Headings...........................................................................................38
         8.13 Waiver.............................................................................................38
         8.14 Enforcement of Agreement...........................................................................38

EXHIBIT A Articles of Incorporation of Levy Acquisition Co......................................................A-1

EXHIBIT B Bylaws of Levy Acquisition Co.........................................................................B-1


                             INDEX OF DEFINED TERMS

Acquisition......................................................................................................1
Acquisition Group................................................................................................1
Affiliate.......................................................................................................35
Agreement........................................................................................................1
Articles of Merger...............................................................................................3
Balance Sheet...................................................................................................11
Beneficial Ownership............................................................................................35
Beneficially Own................................................................................................35
Board............................................................................................................1
Class A Stock....................................................................................................1
Class B Stock....................................................................................................1
Certificates.....................................................................................................4
Closing..........................................................................................................2
Closing Date.....................................................................................................2
Code.............................................................................................................6
Company..........................................................................................................1
Company Benefit Plan(s).........................................................................................14
Company Common Stock.............................................................................................1
Company Disclosure Letter........................................................................................7
Company SEC Documents...........................................................................................10
Company Shareholder Approval.....................................................................................9
Company Stock Options............................................................................................6
Company Stock Plans..............................................................................................6
Competing Transaction...........................................................................................17
Consents........................................................................................................28
Effective Time...................................................................................................3
ERISA...........................................................................................................15
ERISA Affiliate.................................................................................................15
Expenses........................................................................................................32
FBCA.............................................................................................................1
Fairness Opinion.................................................................................................9
GAAP............................................................................................................11
Governmental Entity.............................................................................................10
Group...........................................................................................................35
HSR Filings.....................................................................................................10
Indemnified Parties.............................................................................................26
Independent Advisor..............................................................................................1
Independent Committee............................................................................................1
Levy Acquisition Co..............................................................................................1
Levy Acquisition Co. Common Stock................................................................................4
Levy Acquisition Co. Disclosure Letter..........................................................................17
Levy Shares.....................................................................................................18


Levy Stockholders................................................................................................18
Litigation.......................................................................................................13
Loeb Group.......................................................................................................23
Material..........................................................................................................7
Material Adverse Effect...........................................................................................7
Merger............................................................................................................1
Merger Consideration..............................................................................................3
Option Consideration..............................................................................................6
Payment Agent.....................................................................................................4
Payment Fund......................................................................................................4
Person...........................................................................................................35
Requisite Regulatory Approvals...................................................................................28
Schedule 13E-3...................................................................................................18
SEC..............................................................................................................10
Securities Act...................................................................................................10
Shares............................................................................................................1
Stockholders' Meeting.............................................................................................9
Subsidiary.......................................................................................................35
Superior Proposal................................................................................................23
Surviving Corporation.............................................................................................2
Tax..............................................................................................................18
Tax Entity.......................................................................................................18
Tax Return.......................................................................................................18
Violation........................................................................................................10
Voting Debt.......................................................................................................8
Year-End Financial Statements....................................................................................11



         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 11, 2002, between Levy Acquisition Co., a Florida corporation ("Levy Acquisition Co.") and Oriole Homes Corp., a Florida corporation (the "Company").

                                    RECITALS

         WHEREAS, Levy Acquisition Co. and the persons listed on the Joinder and Acceptance attached hereto as Annex I (collectively, the "Acquisition Group"), including Richard D. Levy, Harry A. Levy and Mark A. Levy, are collectively the beneficial owners of 1,119,519 shares of Class A Common Stock, par value $.10 per share, of the Company (the "Class A Stock"), which represents approximately 60.1% of the outstanding shares of Class A Stock (not including outstanding shares held by the Company in its treasury or by its Subsidiaries) and 678,905 shares of Class B Common Stock, par value $.10 per share, of the Company (the "Class B Stock"), which represents approximately 25.0% of the outstanding Class B Stock (not including outstanding shares held by the Company in its treasury or by its Subsidiaries); the Class A Stock and the Class B Stock are collectively referred to herein as the "Company Common Stock."

         WHEREAS, Levy Acquisition Co. has proposed that Levy Acquisition Co. acquire (the "Acquisition") all of the issued and outstanding shares of Company Common Stock not beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act (as defined below)) by the Acquisition Group (the "Shares").

         WHEREAS, in furtherance of the Acquisition, it is proposed that Levy Acquisition Co. shall be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), in accordance with the Florida Business Corporation Act (the "FBCA") and upon the terms and subject to the conditions set forth herein.

         WHEREAS, a special committee of the Board of Directors of the Company (the "Board"), consisting entirely of non-management directors of the Company who are not Affiliates (as defined below) of the Acquisition Group (the "Independent Committee"), was established for, among other purposes, the purpose of evaluating the Acquisition and making a recommendation to the Board with regard to the Acquisition.

         WHEREAS, the Independent Committee has received the opinion of vFinance, Inc. (the "Independent Advisor") an independent financial advisor to the Independent Committee, which was selected by it, that, as of the date hereof, the consideration to be received by the holders of Shares pursuant to the Merger is fair to such holders from a financial point of view.

         WHEREAS, the Independent Committee has consulted regarding the Merger with independent legal counsel selected by the Independent Committee;

         WHEREAS, the Independent Committee, has, after consultation with the Independent Advisor after receiving the written opinion of the Independent Advisor, and in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the Board and the stockholders of the Company vote to adopt this Agreement.

         WHEREAS, the Board has consulted regarding the Merger with the corporate counsel to the Company;

         WHEREAS, the Board, based on the unanimous recommendation and approval of the Independent Committee, has, after consultation with the Independent Advisor and after receiving the written opinion of the Independent Advisor, in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the stockholders of the Company vote to adopt this Agreement.

         WHEREAS, the board of directors of Levy Acquisition Co. has approved this Agreement, and the shareholders of Levy Acquisition Co. have adopted this Agreement.

         WHEREAS, the Company and Levy Acquisition Co. desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, Levy Acquisition Co. shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of Levy Acquisition Co. shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name "Oriole Homes Corp."

         1.2 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place on January 15, 2003, or as promptly thereafter as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at 10:00 a.m., Miami, Florida time, at the offices of Adorno & Yoss, P.A., 2601 S. Bayshore Drive, Suite 1600, Miami, Florida 33133, unless another date (in no event prior to January 15, 2003), time or place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME OF THE MERGER. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file Articles of Merger conforming to the requirements of Subchapter XI of the FBCA (the "Articles of Merger") with the Secretary of State of the State of Florida and make all other filings or recordings required by the FBCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State of the State of Florida, or such other time thereafter as is provided in the Articles of Merger in accordance with the FBCA (the "Effective Time").

         1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA.

         1.5 ARTICLES OF INCORPORATION; BYLAWS. (a) The articles of incorporation of Levy Acquisition Co. which is attached as Exhibit A hereto, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I of the articles of incorporation of the Surviving Corporation shall be amended by the Articles of Merger to read as follows: "The name of the corporation is: Oriole Homes Corp."

                  (b) The bylaws of Levy Acquisition Co. which are attached as Exhibit B hereto shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.6 DIRECTORS; OFFICERS. (a) The directors of Levy Acquisition Co. at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b) The officers of Levy Acquisition Co. at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          CANCELLATION OF THE CAPITAL STOCK OF THE COMPANY AND PAYMENT
                              WITH RESPECT THERETO

         2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger, and without any action on the part of the holder thereof:

         (a) except as set forth in Sections 2.1(b) and (c), each Share issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive an amount in cash, without interest, equal to $4.90 (the "Merger Consideration") in the manner provided in Section 2.2 hereof;

         (b) each share of Company Common Stock issued and held in the Company's treasury or held by any Subsidiary of the Company immediately prior to the Effective Time, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor;

         (c) each share of Company Common Stock held by any member of the Acquisition Group immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and no cash consideration shall be delivered or deliverable in exchange therefor; and

         (d) each share of common stock, par value $.01 per share, of Levy Acquisition Co. ("Levy Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         2.2 DELIVERY OF MERGER CONSIDERATION.

         (a) PAYMENT AGENT. As of the Effective Time, Levy Acquisition Co. shall deposit, or shall cause to be deposited, with a national bank, a state bank with its principal office in Florida or a trust company designated by Levy Acquisition Co. and reasonably acceptable to the Company (the "Payment Agent"), for the benefit of the holders of Shares, for payment in accordance with this
Article II through the Payment Agent, immediately available funds in U.S. dollars in an amount equal to the aggregate Merger Consideration to be paid in respect of all Shares (such funds deposited with the Payment Agent, the "Payment Fund").

         (b) PAYMENT PROCEDURES. As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), the following documents: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Levy Acquisition Co. may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment with respect thereto. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Payment Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable with respect to the Shares represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof

(together with an appropriate indemnity and/or bond if Levy Acquisition Co. so requires by notice in writing to the holder of such Certificate) satisfactory in form and substance to the Company's transfer agent and the Payment Agent shall accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the applicable Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration with respect thereto as contemplated by this Section 2.2. No interest shall accrue or be paid to any beneficial owner of Shares or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate. If there are any certificates or scrip or shares of Company Common Stock representing fractional shares of Company Common Stock, the holder of any such fractional share interest shall be entitled to receive his pro rata share of the Merger Consideration as corresponds to his fractional share interest.

         (c) NO FURTHER OWNERSHIP RIGHTS IN THE SHARES. The Merger Consideration paid with respect to the cancellation of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and after the Effective Date there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

         (d) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed to the stockholders of the Company for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration. Upon termination of the Payment Fund pursuant to this Section 2.2(d) and upon delivery to the Surviving Corporation of the balance thereof, the Surviving Corporation shall have the right to invest any such amount delivered to it in its sole discretion.

         (e) NO LIABILITY. If any Certificates shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any cash or other property payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Levy Acquisition Co. or the Payment Agent shall be liable to any holder of a Certificate or the shares represented thereby for any Merger Consideration delivered in respect of such Certificate or the shares represented thereby to a public official pursuant to any abandoned property, escheat or other similar law.

         (f) INVESTMENT OF PAYMENT FUND. The Payment Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation. Any interest or other income resulting from such investments shall be paid to the Surviving Corporation. The Surviving Corporation shall replace any net losses incurred by the Payment Fund as a result of investments made pursuant to this
Section 2.2(f).

         (g) WITHHOLDING RIGHTS. Levy Acquisition Co. or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Shares represented thereby such amounts (if any) as Levy Acquisition Co. or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Levy Acquisition Co. or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Levy Acquisition Co. or the Payment Agent.

         2.3 STOCK OPTIONS WITH RESPECT TO COMPANY COMMON STOCK. (a) The Company shall take all actions necessary pursuant to the terms and provisions of any outstanding options to acquire shares of Company Common Stock, to cause the following: (i) all outstanding options to acquire shares of Company Common Stock granted under the 1994 Stock Option Plan and the 1994 Stock Option Plan for Non-Employee Directors, as amended on May 10, 2002 (collectively, the "Company Stock Plans") or otherwise (the "Company Stock Options") shall be exercisable in full immediately prior to the Effective Time, and (ii) all Company Stock Options that are not exercised prior to the Effective Time will terminate and expire as of the Effective Time. The Company shall give written notice to the holders of all Company Stock Options of the foregoing, which written notice shall include an offer to pay such holder at the Effective Time, in exchange for the cancellation of such holder's Company Stock Options at the Effective Time, an amount in cash determined by multiplying (A) the excess, if any of the Merger Consideration over the applicable exercise price per share of the Company Stock Option by (B) the number of Shares such holder could have purchased had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (such amount, the "Option Consideration"), and each such Company Stock Option shall thereafter be canceled. All actions required to be taken pursuant to this Section 2.3(a) with respect to Company Stock Options has been, or prior to the Effective Time will be, taken by the Company. Notwithstanding the foregoing no Option Consideration shall be paid with respect to Company Stock Options beneficially owned by the Acquisition Group.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of Company Stock Options a check payable to such holder in an amount equal to the Option Consideration payable with respect to all Company Stock Options held by such holder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Levy Acquisition Co. that, except as specifically disclosed in the Company SEC Documents (as hereinafter defined) or in the letter dated the date hereof and delivered by the Company to Levy Acquisition Co. simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Letter"):

         (a) ORGANIZATION, STANDING AND POWER. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, (i) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or prospects of such entity and its Subsidiaries taken as a whole, and (ii) the term "Material Adverse Effect" means, with respect to the Company, any change, event or effect shall have occurred that, when taken together with all other adverse changes, events or effects that have occurred would or would reasonably be expected to
(a) be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, (b) prevent or materially delay the consummation of the Merger; provided, however, that (i) any adverse effect (economic or otherwise) that is caused by conditions affecting the economy or security markets generally shall not be taken into account in determining whether there has been a Material Adverse Effect, but this exception is not applicable to any such adverse effect that is caused by condition(s) affecting the industry in which the Company competes or economies in any locations where the Company owns material assets, including real property, or has material operations or sales or customers; and (ii) any direct, adverse effect that results solely from the public announcement of the transactions contemplated by this Agreement shall not be taken into account in determining whether there has been a Material Adverse Effect.

           The Company has made available to Levy Acquisition Co. true and complete copies of its articles of incorporation and bylaws and the articles of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary of the Company, each as amended to date. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary of the Company is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents.

         (b) SUBSIDIARIES. The Company owns, directly or indirectly, all of the outstanding capital stock or other equity interests in each of its Subsidiaries free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. Other than the capital stock or other interests held by the Company in such Subsidiaries, neither the Company nor any such Subsidiary owns any direct or indirect equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock in each of its corporate Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. There are no irrevocable proxies or similar obligations with respect to such capital stock of such Subsidiaries and no equity securities or other interests of any of its Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or any other equity interest of any such Subsidiary, and there are no agreements, contracts, commitments, understandings or arrangements by which any such Subsidiary is bound to issue additional shares of its capital stock or other equity interests, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interests.

         (c) CAPITAL STRUCTURE. (i) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. As of the date hereof,
(A) 1,863,149 shares of Class A Stock were outstanding, (B) 2,772,375 shares of Class B Stock were outstanding, (C) 29,995 Company Stock Options were outstanding pursuant to the Company Stock Plan, each such option entitling the holder thereof to purchase one share of Company Common Stock, (D) 420,000 shares of Company Common Stock are authorized and reserved for issuance upon the exercise of outstanding Company Stock Options, and (E) no shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries. The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Stock Options, including the exercise prices and vesting schedules therefor.

                  (ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of the Company are issued or outstanding.

                  (iii) All outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations. All shares of Company Common Stock subject to issuance upon the exercise of Company Stock Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be issued in compliance with applicable securities laws and regulations.

                  (iv) Except for this Agreement and the Company Stock Plan, there are no options, warrants, calls, rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, or other rights, commitments or agreements of any character to which the Company or any Subsidiary of the Company is a party or by which it is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

         (d) AUTHORITY. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than such approval by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The affirmative vote at a duly called and held meeting of stockholders (the "Stockholders' Meeting") of (i) a majority of the outstanding shares of Class A Stock entitled to vote thereon, voting as a separate class, (ii) a majority of the outstanding shares of Class B Stock entitled to vote thereon, voting as a separate class, and (iii) a majority of the Shares (all voting together as a single class with one vote for each share of Class A Common Stock and Class B Common Stock) present and voting at a duly called and held meeting of stockholders (collectively, the "Company Shareholder Approval"), is the only vote of the Company's stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement. The Independent Committee has been duly authorized and constituted and the Board, based on the approval and recommendation of the Independent Committee at a meeting duly called and held, has (A) determined that (x) the Merger Consideration is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares, (B) approved and declared the advisability of this Agreement in accordance with the provisions of the FBCA. The Independent Committee has received the written opinion (the "Fairness Opinion") of the Independent Advisor to the effect that, as of the date hereof, the Merger Consideration to be paid to holders of Shares is fair to such holders from a financial point of view, and, as of the date hereof, such Fairness Opinion has not been withdrawn.

                  (ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Articles of Merger as contemplated by
Section 1.3, the execution and delivery of this Agreement and the Articles of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration loss or creation, a "Violation") pursuant to, (x) any provision of the articles of incorporation or bylaws of the Company or the governing instruments of any Subsidiary of the Company or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Company Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets except Violations under clause (y) which would not have a Material Adverse Effect on the Company.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement and the Articles of Merger by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on the Company, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a Proxy Statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger (2) a Transaction Statement on Schedule 13E-3 (as hereinafter defined) and (3) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Articles of Merger as contemplated by Section 1.1 and appropriate documents with the relevant authorities of states in which the Company is qualified to do business, and (C) filings pursuant to the rules of the American Stock Exchange.

         (e) SEC DOCUMENTS. The Company has made available to Levy Acquisition Co. a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1997 (as such documents have since the time of their filing been amended, the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Company Disclosure Letter, the consolidated financial statements of the Company included in the Company SEC Documents (including, without limitation, the audited balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2001, as audited by Grant Thornton, LLP (such balance sheet is referred to hereinafter as the "Balance Sheet" and the Balance Sheet and related statements are referred to hereinafter as the "Year-End Financial Statements"), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended in accordance with GAAP. As of December 31, 2001, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) and which were not reflected on the Balance Sheet. Since December 31, 2001, except as and to the extent set forth in the Company SEC Documents and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as incurred in the past, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on the Company. All agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

         (f) INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 (other than information concerning Levy Acquisition Co. provided in writing by Levy Acquisition Co. or their counsel specifically for inclusion or incorporation by reference therein) will, at the date of mailing to stockholders of the Company and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and Schedule 13E-3 (except for information concerning Levy Acquisition Co. provided in writing by Levy Acquisition Co. or their counsel specifically for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as disclosed in the Company Disclosure Letter or in the Company SEC Documents, since December 31, 2001, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (h) COMPLIANCE WITH APPLICABLE LAWS. The Company and its Subsidiaries have been operating at all times in compliance with all applicable laws and regulations, and are not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of their property or assets is bound, except where any such noncompliance, conflicts, defaults or violations would not have a Material Adverse Effect on the Company. As of the date hereof, no investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Company's best knowledge, threatened.

         (i) ENVIRONMENTAL. Except for any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and each of its Subsidiaries is and at all times has been in compliance with all applicable laws relating to Environmental Matters; (ii) the Company and each of its Subsidiaries has obtained, and is in compliance with, all permits, licenses or approvals required by applicable laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances, including, without limitation, hazardous substances and wastes, used or produced by or otherwise relating to the operations of any of them; and (iii) there are no past or present events, conditions, activities or practices that would prevent compliance or continued compliance with any law or give rise to any Environmental Liability. There are no claims either by any Governmental Entity or any third party pending, or to the Company's knowledge, threatened, against the Company or any of its Subsidiaries arising from any Environmental Matter.

         As used in this Agreement, the term "Environmental Matters" means any matter arising out of or relating to pollution or protection of the environment, human safety or health, or sanitation, including, without limitation, matters relating to food preparation and handling, emissions, discharges, releases, exposures or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes including petroleum and its fractions, radiation, polychlorinated byphenols, biohazards and all toxic agents of whatever type or nature into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes including petroleum and its fractions, radiation, biohazards and all toxic agents of whatever type or nature. "Environmental Liability" means any liability or obligation arising under any law or under any other theory of law or equity (including, without limitation, any liability for personal injury, property damage or remediation) arising from or relating to any Environmental Matters.

         (j) LITIGATION. Except as set forth in the Company SEC Documents or in the Company Disclosure Letter, there are no material claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations ("Litigation") pending against the Company or any of its Subsidiaries, or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing or, to the best knowledge of the Company, threatened material orders, judgments or decrees of any court or other Governmental Entity which specifically apply to the Company, any of its Subsidiaries or any of their respective properties or assets.

         (k) TAXES. (i) Each Tax Entity has timely filed all Tax Returns required to be filed by any of them (subject to permitted extensions). All such Tax Returns were true, correct and complete when filed, except for such instances which individually or in the aggregate could not have a Material Adverse Effect on the Company. All Taxes of each Tax Entity which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company SEC Documents in accordance with GAAP. The Company does not know of any proposed or threatened Tax claims or assessments which, if upheld, could individually or in the aggregate have a Material Adverse Effect on the Company. Each Tax Entity has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties, except for such Taxes which individually or in the aggregate could not have a Material Adverse Effect on the Company. No material deficiencies for any Taxes have been proposed, asserted or assessed against any Tax Entity that are not adequately reserved for, no audit of any Tax Return of any Tax Entity is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to any Tax Entity and is currently in effect. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity; (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated

Tax; and (c) "Tax Entity" means the Company, each of the Company's Subsidiaries, and each consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is now, or within the preceding eight (8) years has been, a member.

                  (ii) No Tax Entity has executed any closing agreement pursuant to Section 7121 of the Code of any predecessor provisions thereof, or any similar provision of foreign, state or local law, or has any ruling request pending with any tax authority. There are no tax certiorari proceedings currently pending, tax abatements currently in effect or proposed materially increased tax assessments of which any Tax Entity has been notified or has knowledge in the contest of such Tax Entity's real estate assets. No assets of any Tax Entity constitutes tax-exempt financed property or tax-exempt use property within the meaning of Section 168 of the Code, and no assets of any Tax Entity are subject to a lease, safe-harbor lease, or other arrangement as a result of which any Tax Entity is not treated as the owner for federal income tax purposes. No Tax Entity has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code). No Tax Entity (i) is required or has agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party, (ii) has knowledge that any tax authority has proposed any such adjustment or change in accounting method, and/or (iii) has an application pending with any tax authority requesting permission for any changes in accounting methods that relate to the business or assets of any Tax Entity. No Tax Entity is a party to any contract, agreement, plan or arrangement covering any periods that, individually or collectively, could give rise to any amount not being deductible by reason of Section 280G of the Code, except as to any contract, agreement, plan or arrangement for the benefit of an Affiliate of Levy Acquisition Co. The Company and each of its Subsidiaries are not, have not been within the preceding four (4) years, own no interest in, and have never owned an interest in, "S corporations" within the meaning of Section 1361(a)(1) of the Code, "qualified subchapter S Subsidiaries" within the meaning of Section 1361(b)(3)(B) of the Code, "person holding companies" within the meaning of
Section 542 of the Code, "controlled foreign corporations" within the meaning of
Section 957 of the Code, "foreign personal holding companies" within the meaning of Section 52 of the Code, "passive foreign investment companies" within the meaning of Section 1296 of the Code, "foreign investment companies" within the meaning of Section 1246 of the Code, an "FSC" within the meaning of Section 922 of the Code, or a "DISC" or "Former DISC" within the meaning of Section 92 of the Code. No Tax Entity has made, been party to, or been the subject of, any elections under Sections 108, 168, 338, 441, 472,1017, 1033 or 4977 of the Code.
No Tax Entity has entered into any transfer pricing agreements with any tax authority. No Tax Entity has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction. None of Parent or any of its Subsidiaries will be required to withhold tax under Section 1445 of the Code with respect to any consideration paid pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Section 3.1(k)(ii), this Section 3.1(k)(ii) shall not be deemed to be inaccurate if the amount of the resulting tax liability does not involve any cash payment or a loss of net operating loss carryforwards of more than ten percent (10%) of those existing prior to such adjustment.

         (l) EMPLOYEE BENEFIT PLANS. (i) All employee benefit plans, compensation arrangements and other benefit arrangements covering employees of the Company or any of its subsidiaries (the "Company Benefit Plans") and all employee agreements providing compensation, severance or other benefits to any employee or former employee of the Company or any of its Subsidiaries which are not disclosed in the Company SEC Documents and which exceed $50,000 per annum are set forth in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Levy Acquisition Co. To the extent applicable, the terms of the Company Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter and, to the knowledge of the Company, continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or is obligated to contribute to or has maintained or contributed or been obligated to contribute to in the past six (6) years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code or a "multi-employer plan" within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code. No Company Benefit Plan nor the Company nor any Subsidiary has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or, to the knowledge of the Company, engaged in any transaction that would reasonably be expected to result in any such liability or penalty. Each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on the Company. There is no pending or, to the knowledge of the Company, anticipated or threatened, Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All contributions required to be made as of the date hereof to the company Benefit Plans have been made or provided for. Except as described in the Company SEC Documents or as required by law, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Company Benefit Plan is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service. Except as provided of in this Agreement, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by the Company or any of its Subsidiaries with respect to any employee of the Company or any of its Subsidiaries will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         (ii) For the purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, as required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         (m) SECTIONS 607.0901 AND 607.0902 OF THE FBCA AND THE ARTICLES OF INCORPORATION. The Board and the Independent Committee have approved the Merger and this Agreement, and such approval is sufficient to comply with or render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 607.0902 of the FBCA and the articles of incorporation of the Company. The Company has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of the transactions contemplated by this Agreement and Section
607.0901 of the FBCA is accordingly inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement. No provision of the articles of incorporation, bylaws and/or other governing instruments of the Company or any of its Subsidiaries would restrict or impair the ability of Levy Acquisition Co. to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and any of its Subsidiaries that may be acquired or controlled by Levy Acquisition Co.

         (n) OPINION OF FINANCIAL ADVISOR. The Independent Committee and the Board of Directors has received the opinion of the Independent Advisor dated September ____, 2002, in form and content acceptable to the Independent Committee to the effect that, as of such date, the consideration to be received by the holders of the Shares pursuant to this Agreement is fair to holders of the Shares from a financial point of view, a signed copy of which opinion has been delivered to Levy Acquisition Co.

         (o) DISCLOSURE. No representation or warranty by the Company in this Agreement, and no statement contained in any document, certificate, or other writing furnished or to be furnished by the Company to Levy Acquisition Co. pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. To the best knowledge of the Company and its Affiliates (but without having undertaken any inquiry specifically for the purpose of this statement), there is no reason to believe that any of the representations or warranties of Levy Acquisition Co. set forth in this Agreement are not true and correct in all respects (ignoring for purposes of this statement any materiality or Material Adverse Effect qualifications contained within individual representations and warranties).

         (p) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

         3.2 REPRESENTATIONS AND WARRANTIES OF LEVY ACQUISITION CO. Levy Acquisition Co. represents and warrants to the Company as follows:

         (a) ORGANIZATION, STANDING AND POWER. Levy Acquisition Co. is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Levy Acquisition Co.

         (b) AUTHORITY. (i) Levy Acquisition Co. has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Levy Acquisition Co. This Agreement has been duly executed and delivered by Levy Acquisition Co. and constitutes a valid and binding obligation of Levy Acquisition Co., enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Articles of Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to (x) any provision of the articles of incorporation or bylaws of Levy Acquisition Co. or the governing instruments of any Subsidiary of Levy Acquisition Co. or (y) except as disclosed in the letter dated the date hereof and delivered by Levy Acquisition Co. to the Company simultaneously with the execution and delivery of this Agreement (the "Levy Acquisition Co. Disclosure Letter") and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Levy Acquisition Co. Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Levy Acquisition Co., or any Subsidiary of Levy Acquisition Co. or their respective properties or assets except Violations under clause (y) above which do not or would not have a Material Adverse Effect on Levy Acquisition Co..

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Levy Acquisition Co. or any Subsidiary of Levy Acquisition Co. in connection with the execution and delivery of this Agreement by Levy Acquisition Co., the consummation by Levy Acquisition Co. of the transactions contemplated hereby, and compliance by Levy Acquisition Co. with any of the provisions hereof, the failure to obtain which would have a Material Adverse Effect on Levy Acquisition Co. except for (A) such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, including the filing of the Schedule 13E-3, and (B) the filing of the Articles of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which Levy Acquisition Co. is qualified to do business.

         (c) OWNERSHIP OF COMPANY COMMON STOCK. The persons listed on the Joinder and Acceptance hereto (the "Levy Stockholders") are collectively the beneficial owners of 1,119,519 shares of Class A Stock and 678,905 shares of Class B Stock (the "Levy Shares"). The Levy Stockholders will, at or prior to the earlier of Closing or a breach of this Agreement by Levy Acquisition Co., transfer the Levy Shares to Levy Acquisition Co. The Levy Shares are duly and validly issued and authorized, fully paid and non-assessable.

         (d) OWNERSHIP OF LEVY ACQUISITION CO. Levy Acquisition Co.'s authorized capital consists of 10,000 shares of common stock, par value $.01 per share. No shares of common stock of Levy Acquisition Co. have been issued, but when shares of common stock of Levy Acquisition Co. are issued prior to the Closing they will be issued proportionally to the ownership of shares of Company Common Stock held by the respective members of the Acquisition Group.

         (e) INFORMATION SUPPLIED. None of the information concerning Levy Acquisition Co. provided by or on behalf of Levy Acquisition Co. specifically for inclusion or incorporation by reference in the Proxy Statement or the
Schedule 13E-3 will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) INTERIM OPERATIONS OF LEVY ACQUISITION CO. Levy Acquisition Co. was incorporated on August 7, 2002 has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         (g) DISCLOSURE. No representation or warranty by Levy Acquisition Co. in this Agreement, and no statement contained in any document, certificate, or other writing furnished or to be furnished by Levy Acquisition Co. to the Company pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. To the best knowledge of Levy Acquisition Co. and its Affiliates (but without having undertaken any inquiry specifically for the purpose of this statement), there is no reason to believe that any of the representations or warranties of the Company set forth in this Agreement are not true and correct in all respects (ignoring for purposes of this statement any materiality or Material Adverse Effect qualifications contained within individual representations and warranties).

         (h) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Levy Acquisition Co.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 COVENANTS OF COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Levy Acquisition Co. shall otherwise consent in writing):

         (a) ORDINARY COURSE. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course and use commercially reasonable efforts to preserve intact their present business organizations, maintain their rights and preserve their relationships with employees, officers, customers, suppliers and others having business dealings with them. The Company and its Subsidiaries shall maintain in force all insurance policies and Consents (as defined in Section 6.1) with respect to the Company and its Subsidiaries and shall maintain all assets and properties of the Company and its Subsidiaries in customary repair, order and condition, reasonable wear and tear excepted. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business or
(ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the Company Disclosure Letter. The Company and its Subsidiaries will comply with all applicable laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not have a Material Adverse Effect on the Company.

         (b) DIVIDENDS; CHANGES IN STOCK. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall the Company propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than cash dividends payable by a Subsidiary of the Company to the Company or one of its Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (c) ISSUANCE OF SECURITIES. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Company Common Stock pursuant to exercises of Company Stock Options or Company Common Stock awards to directors listed in the Company Disclosure Letter.

         (d) GOVERNING DOCUMENTS. The Company shall not amend or propose to amend, nor shall it permit any of its Subsidiaries to amend, their respective certificates of incorporation, bylaws or other governing instruments.

         (e) NO ACQUISITIONS. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) other than in the ordinary course of business, otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to the Company.

         (f) NO DISPOSITIONS. The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of Subsidiaries), except as disclosed in the Company Disclosure Letter and for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

         (g) INDEBTEDNESS. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of the Company or any of its Subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, (y) indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company or (z) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

         (h) OTHER ACTIONS. The Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(d) and the Company shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to Levy Acquisition Co., and the Company shall use its best efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

         (i) ADVICE OF CHANGES; GOVERNMENT FILINGS. The Company shall confer on a regular basis with Levy Acquisition Co., report on operational matters and promptly advise Levy Acquisition Co., orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein. The Company shall file all reports required to be filed by the Company with the SEC between the date of this Agreement and the Effective Time and shall deliver to Levy Acquisition Co. copies of all such reports promptly after the same are filed. The Company shall cooperate with Levy Acquisition Co. in determining whether any filings are required to be made with, or consents required to be obtained from, or fees or expenses required to be paid to, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents and, subject to Levy Acquisition Co.'s approval, paying any such fees or expenses. The Company shall promptly provide Levy Acquisition Co. with copies of all other filings made by the Company with any Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

         (j) ACCOUNTING METHODS. The Company shall not change its methods of accounting in effect at January 1, 2002, except as required by changes in GAAP as concurred in by the Company's independent auditors.

         (k) BENEFIT PLANS. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that it will not, without the prior written consent of Levy Acquisition Co. except as set forth in the Company Disclosure Letter, (i) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries, on the one hand, and one or more of its or their directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of the Company or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

         (l) TAX ELECTIONS. Except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, the Company shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

         4.2 COVENANTS OF LEVY ACQUISITION CO. Except as expressly contemplated by this Agreement, after the date hereof and prior to the Effective Time, without the prior written consent of the Company (upon the recommendation of the Independent Committee):

         (a) OTHER ACTIONS. Levy Acquisition Co. shall not, nor shall it permit any of its Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(d).

         (b) GOVERNMENT FILINGS. Levy Acquisition Co. shall cooperate with the Company in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Levy Acquisition Co. shall promptly provide the Company with copies of all other filings made by the Levy Acquisition Co. with any state or Federal Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

         4.3 COMPETING TRANSACTIONS. Nothing contained in this Agreement shall prohibit the Company (upon the recommendation of the Independent Committee) from, prior to the date of the Stockholder's Meeting (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to the Company with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, if, (A) the failure to take such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to the Company's stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company
(x) provides reasonable notice to Levy Acquisition Co. to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person a fully executed confidentiality agreement, (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.2, or recommending an unsolicited, bona fide proposal with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, following the receipt of such a proposal, if the failure to take such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to the Company's stockholders under applicable law. As used in this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of the total assets of the Company and its Subsidiaries, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired Beneficial Ownership of 15% or more or such person or group having increased its Beneficial Ownership beyond 15% of the outstanding shares of capital stock of the Company; PROVIDED, HOWEVER, that this clause shall not apply to the "Loeb Group" consisting of Andrew J. McLaughlin, Jr., McLauglin Family Fund, Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Management, Inc., Loeb Arbitrage Fund and Loeb Partners Corporation; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, "Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company and the assumption of the liabilities and obligations of the Company to be followed by a pro rata distribution of the sale proceeds to stockholders of the Company, that (i) provides holders of Company Common Stock with per share consideration that the Independent Committee determines in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by holders of Company Common Stock in the Merger, (ii) is determined by the Independent Committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the Person making the proposal and the expected timing to complete the proposal),
(iii) does not, in the definitive agreement, contain any "due diligence" conditions, and (iv) has not been obtained by or on behalf of the Company in violation of this Section 4.3.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 PREPARATION OF THE PROXY STATEMENT AND SCHEDULE 13E-3. (a) The Company shall as promptly as practicable prepare and file a proxy or information statement relating to the Stockholders' Meeting (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") with the SEC and will diligently respond to any comments of the SEC or its staff and cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practical time. The Company shall use its best efforts to obtain from the Financial Advisor an opinion (that shall not at the time of mailing of the Proxy Statement to the stockholders of the Company be subject to adverse comment by the SEC) as to the fairness of the transactions contemplated hereby and to cause the same to be reproduced and furnished to its stockholders in connection with the Proxy Statement. The Company will notify Levy Acquisition Co. promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Levy Acquisition Co. with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders' Meeting there shall occur any event that the Company determines must or should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Levy Acquisition Co. reasonably objects. The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board described in Section 5.2, subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisor has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

         (b) The Company and Levy Acquisition Co. shall together prepare and file a Transaction Statement on Schedule 13E-3 (together with all amendments and exhibits thereto, the "Schedule 13E-3") under the Exchange Act. Levy Acquisition Co. shall furnish all information concerning it, its affiliates and the holders of its capital stock required to be included in the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Schedule 13E-3. As part of the disclosures required to be included in the Schedule 13E-3 with respect to Levy Acquisition Co., Levy Acquisition Co. shall state that it believes the Merger Consideration is fair to all of the stockholders of the Company other than the Levy Stockholders.

         5.2 STOCKHOLDERS' MEETING. The Company shall call the Stockholders' Meeting to be held as promptly as practicable for the purpose of electing directors and voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Company will, through its Board and the Independent Committee, recommend to its stockholders approval of this Agreement, the Merger and the other transactions contemplated hereby unless in good faith judgment of either such body the taking of such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to stockholders under applicable laws. The Company shall, at the direction of Levy Acquisition Co., solicit from Company stockholders entitled to vote at the Stockholders' Meeting proxies in favor of such approval and shall take all other action necessary or, in the judgment of Levy Acquisition Co., helpful to secure the vote or consent of such holders required by the FBCA or this Agreement to effect the Merger. The Company shall coordinate and cooperate with Levy Acquisition Co. with respect to the timing of such meeting.

         5.3 LEGAL CONDITIONS TO MERGER. Each of the Company and Levy Acquisition Co. shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the approval of stockholders of the Company described in Section 6.1 (a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to be materially burdensome to such party and its Subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render uneconomic the consummation of the Merger or (y) in the case of the Company, to result in the imposition of a condition or restriction on the Company, the Surviving Corporation or any of their respective Subsidiaries of the type referred to in Section 6.2(d). Each of the Company and Levy Acquisition Co. will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

         5.4 BROKERS OR FINDERS. Except as disclosed to the other party in writing prior to the date hereof, each of Levy Acquisition Co. and the Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Independent Advisor, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a copy of which has been delivered by the Company to Levy Acquisition Co. prior to the date of this Agreement), and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates.

         5.5 INDEMNIFICATION. (a) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage. Prior to the Effective Time, the Company shall purchase tail insurance for a period of six years after the Effective Time on substantially the same terms as the current policy of officers' and directors' liability insurance maintained by the Company with respect to claims arising from or related to facts or events which occurred at or before the Effective Time. As of the Effective Time, the articles of incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the articles of incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company. Levy Acquisition Co. and the Company agree that the directors, officers and employees of the Company covered thereby are intended to be third party beneficiaries under this Section 5.5 and shall have the right to enforce the obligations of the Surviving Corporation and the Levy Acquisition Co..

         (b) In addition to the indemnification provisions set forth in the articles of incorporation of the Surviving Corporation as described in subsection (a) above, Levy Acquisition Co. shall indemnify and hold harmless the individuals who at any time from the date hereof to the Effective Time were members of the Board and/or any committee thereof (collectively, the "Indemnified Parties") from and against any and all claims, losses, liabilities and damages, including amounts paid in settlement, costs of investigation and fees and disbursements of counsel (whether at the pre-trial, trial or appellate levels), arising out of or resulting from any action brought against an Indemnified Party by a third party (including a security holder of the Company) in their capacity as a member of the Board and/or any committee thereof for any of the following:

                  (i) any breach of duty, neglect, error, misstatement, misleading statement, omission or act by such Indemnified Party in their respective capacities, or any matter claimed against such Indemnified Party solely by reason of their status as directors of the Company; or

                  (ii) an alleged violation of any law, regulation or rule, whether statutory or common law, which arises out of, is based upon or is attributable to, in party or in whole, the purchase or sale, or offer or solicitation of an offer to purchase or sell, any securities of the Company.

         5.6 SHAREHOLDER LISTS. The Company shall promptly upon request of Levy Acquisition Co., or shall cause its transfer agent to promptly, furnish Levy Acquisition Co. with mailing labels containing the names and addresses of all record holders of Company Common Stock and with security position listings of Company Common Stock held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Company Common Stock. The Company shall furnish Levy Acquisition Co. with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Levy Acquisition Co. or its agents may reasonably request.

         5.7 SHAREHOLDER LITIGATION. The Company shall give Levy Acquisition Co. the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without the Company's, such directors' and Levy Acquisition Co.'s consent, which shall not be unreasonably withheld.

         5.8 COMMUNICATION TO EMPLOYEES. The Company and Levy Acquisition Co. will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of its Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement. Upon reasonable notice, the Company shall provide Levy Acquisition Co. access to the Company's and its Subsidiaries' employees and facilities.

         5.9 VOTE OF LEVY ACQUISITION CO. Levy Acquisition Co. and the Levy Stockholders shall vote all of their respective shares of Company Common Stock at the Stockholders' Meeting in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby.

         5.10 FINANCING OF LEVY ACQUISITION CO. Subject to the terms and conditions of this Agreement, Levy Acquisition Co. and its Affiliates shall, following Company Shareholder Approval of the Merger and the transactions contemplated hereby at the Stockholders' Meeting, use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the agreements contemplated hereby, including using their best efforts to obtain any financing necessary for the consummation of the transactions contemplated in this Agreement. Levy Acquisition Co. will, following Company Shareholder Approval of the Merger and the transactions contemplated hereby, immediately upon request by the Company or the Independent Committee, provide all requested information concerning the prospects, progress, terms and commitments of, or relating to, such financing to the Company and the Independent Committee. However, for the avoidance of doubt, the obligations of Levy Acquisition Co. under this Agreement are not conditioned on the obtaining of any such financing.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) STOCKHOLDER APPROVAL. The Company Shareholder Approval shall have been obtained.

         (b) OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

         (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         6.2 CONDITIONS TO OBLIGATIONS OF LEVY ACQUISITION CO. The obligations of Levy Acquisition Co. to effect the Merger are subject to the satisfaction of the following conditions unless waived by Levy Acquisition Co.:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifications contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and
(ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

         (b) PERFORMANCE OF OBLIGATIONS OF COMPANY. The Company shall have performed and complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Levy Acquisition Co. shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

         (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of, except for those consents or approvals for which failure to obtain such consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each Person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument.

         (d) BURDENSOME CONDITION. After the date hereof, there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Levy Acquisition Co., or upon the Surviving Corporation and its Subsidiaries taken as a whole, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Levy Acquisition Co. to dispose of any asset which is material to Levy Acquisition Co. prior to the Effective Time.

         (e) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

         (f) LEGAL OPINION OF COUNSEL TO THE COMPANY. The Company shall have delivered to Levy Acquisition Co. the opinion of Edwards & Angell, LLP, as counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to Levy Acquisition Co. and its counsel.

         (g) PROCEEDINGS. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Levy Acquisition Co., and Levy Acquisition Co. shall have received copies of all such documents and other evidences as Levy Acquisition Co. may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         (h) NO ACTION. No action, suit or proceeding shall have been instituted, or shall be pending or threatened (i) seeking to restrain in any material respect or prohibit the consummation of the Merger, (ii) seeking to obtain from the Company or Levy Acquisition Co. any damages which would result in a Material Adverse Effect or (iii) seeking to impose the restrictions, prohibitions or limitations referred to in subsection (d) above; provided, however, that threatened non-class action litigation by any shareholders that are natural persons or personal entities (such as a trust for the benefit of a natural person or a group of natural persons related by ancestry or marriage) shall not be deemed, in and of itself, to have caused the condition set forth in this Section 6.2(h) not to have been satisfied.

         6.3 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Levy Acquisition Co. set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifications contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and (ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Levy Acquisition Co..

         (b) PERFORMANCE OF OBLIGATIONS OF LEVY ACQUISITION CO. Levy Acquisition Co. shall have performed and complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Levy Acquisition Co. by the President and Chief Executive Officer of Levy Acquisition Co. or a Corporate Vice President of Levy Acquisition Co., and by the Senior Vice President and Chief Financial Officer of Levy Acquisition Co. or the Corporate Vice President and Treasurer of Levy Acquisition Co. to such effect.

         (c) AUTHORIZATION. Levy Acquisition Co. shall provide to the Company copies of all Board and shareholder resolutions and/or consents necessary to authorize the Merger, certified by its secretary as true, correct, complete and in full force and effect as of the Effective Time.

         (d) ADDITIONAL ACTIONS. Levy Acquisition Co. shall have executed and delivered such other documents and taken such other actions as the Company shall have reasonably requested.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

         (a) by mutual consent of Levy Acquisition Co. and the Company (upon the recommendation of the Independent Committee) in a written instrument, whether or not the Merger has been approved by the stockholders of the Company;

         (b) by Levy Acquisition Co., upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 6.2, would be incapable of being satisfied by March 31, 2003 (or such later date as Levy Acquisition Co. may agree to in writing);

         (c) by the Company (upon the recommendation of the Independent Committee), upon a material breach of any representation, warranty, covenant or agreement on the part of Levy Acquisition Co. set forth in this Agreement, or if any representation or warranty of Levy Acquisition Co. shall have become untrue such that the conditions set forth in Section 6.3, would be incapable of being satisfied by March 31, 2003;

         (d) by either Levy Acquisition Co. or the Company (upon the recommendation of the Independent Committee), if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

         (e) by either Levy Acquisition Co. or the Company (upon the recommendation of the Independent Committee), if the Merger shall not have been consummated on or prior to March 31, 2003 (or such later date as may be agreed to in writing by the Company and Levy Acquisition Co.) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

         (f) by either Levy Acquisition Co. or the Company (upon the recommendation of the Independent Committee), if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a Stockholders' Meeting or at any adjournment thereof;

         (g) by Levy Acquisition Co., if the Independent Committee or the Company (upon the recommendation of the Independent Committee) shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Levy Acquisition Co. or shall have resolved to do the foregoing; or (ii) approved or have recommended to the stockholders of the Company a Competing Transaction or a Superior Proposal, entered into an agreement with respect to a Competing Transaction or Superior Proposal or shall have resolved to do the foregoing; or

         (h) by the Company, if the Independent Committee or the Board authorize the Company to enter into a written agreement with respect to a Competing Transaction that the Independent Committee or the Board have determined is a Superior Proposal: provided, however, that the Company shall not terminate this Agreement pursuant to this Section 7.1(i) and enter into an agreement for such a Competing Transaction until the expiration of five business days following Levy Acquisition Co.'s receipt of a written notice advising Levy Acquisition Co. that the Company has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying written documentation) and identifying the Person making such Superior Proposal. After providing such notice, the Company shall provide a reasonable opportunity to Levy Acquisition Co. during such five business day period to make such adjustments in the terms and conditions of this Agreement as would enable Levy Acquisition Co. to proceed with the Merger on such adjusted terms.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the Merger by either the Company or Levy Acquisition Co. as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Levy Acquisition Co. or the Company or their respective officers or directors except with respect to the Sections 5.5 and 7.3; provided, however, that, subject to the provisions of Section 8.8, nothing herein shall relieve any party of liability for any breach hereof.

         7.3 FEES, EXPENSES AND OTHER PAYMENTS. (a) Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

         (b) The Company agrees that if this Agreement shall be terminated pursuant to:

                  (i) Section 7.1(b) and such termination is the result of material breach of any covenant, agreement, representation or warranty contained herein, or Section 7.1(e) if the agreement shall have been terminated by the Company and in each such event at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Competing Transaction shall have been consummated or the Company shall have entered into a definitive agreement providing for a Competing Transaction;

                  (ii) Section 7.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of the stockholders of the Company called to vote thereon, and at the time of such meeting there shall exist a proposal with respect to a Competing Transaction which either (x) the Board or the Independent Committee has not publicly opposed or (y) is consummated, or a definitive agreement with respect to which is entered into, at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement; or

                  (iii)    Section 7.1(g) or Section 7.1(h);

then in each such event the Company shall pay to Levy Acquisition Co. an amount equal to (A) Levy Acquisition Co.'s Expenses which such Expenses shall not exceed $350,000 plus (B) if a Competing Transaction is consummated during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, an additional amount equal to $500,000.

         (c) The Company agrees that if this Agreement shall be terminated pursuant to Section 7.1(b), then the Company shall pay to Levy Acquisition Co. an amount equal to Levy Acquisition Co.'s Expenses not to exceed $350,000; provided that the Company shall not be obligated to make any payment pursuant to this Section 7.3(c) if the Company shall be obligated to make a payment to Levy Acquisition Co. pursuant to Section 7.3(b).

         (d) Any payment required to be made pursuant to Section 7.3(b) or
Section 7.3(c) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Levy Acquisition Co., except that any payment to be made as the result of an event described in Section 7.3(b)(i) or clause (y) of Section 7.3(b)(ii) shall be made as promptly as practicable but not later than five business days after the earlier of (1) date on which a Competing Transaction shall have been consummated or (2) the date on which the Company shall have entered into a definitive agreement providing for a Competing Transaction.

         7.4 AMENDMENT. (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Levy Acquisition Co., but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         (b) With the written consent of the other party, either party to this Agreement may at any time and from time to time prior to the mailing of the Proxy Statement, by written notice to the other party, supplement or amend such party's disclosure statement to disclose any breach occurring after the date hereof of any representation or warranty of such party that is not reasonably capable of being remedied prior to the Effective Time.

         7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representation, warranties, covenants and agreements in this Agreement or in any instrument delivered to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I, II, Sections 5.5, 5.6, 5.8, 7.2, 7.3 and Article VIII.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Levy Acquisition Co., to:

                  Levy Acquisition Co.
                  1690 South Congress Avenue
                  Suite 200
                  Delray Beach, Florida 33445
                  Attention: Richard D. Levy
                  Facsimile: 561-274-0066

                  With a copy to:

                  Adorno & Yoss, P.A.
                  2601 South Bayshore Drive, Suite 1600
                  Miami, Florida 33133
                  Attention: Dennis J. Olle, Esq.
                  Facsimile: 305-858-4777

         (b)      if to the Company, to:

                  Oriole Homes Corp.
                  1690 South Congress Avenue
                  Suite 200
                  Delray Beach, Florida 33445
                  Attention: Mark A. Levy
                  Facsimile: 561-274-0066

                  With copies to:

                  Edwards & Angell, LLP
                  600 Corporate Drive
                  Suite 514
                  Fort Lauderdale, Florida 33334
                  Attention: Leslie J. Croland
                  Facsimile: 954-351-7175

                  And to:

                  Steel Hector & Davis LLP
                  200 South Biscayne Boulevard, 40th Floor
                  Miami, Florida 33131-2398
                  Attention: Serge G. Martin, Esq.
                  Facsimile: (305) 577-7001

         8.3 CERTAIN DEFINITIONS. For purposes of this Agreement:

         (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group;

         (c) "Group" means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act;

         (d) "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other legal entity;

         (e) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;
         (f) Any accounting term that is used in the context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP as applied in the preparation of the financial statements of the Company included in the Company SEC Documents (including, without limitation, the Year-End Financial Statements and the Balance Sheet).

         8.4 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", the date hereof and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 11, 2002.

         8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Sections 2.2, 2.3 and 5.5, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

         8.7 GOVERNING LAW; CONSENT TO JURISDICTION. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of laws thereof.

         (b) Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of any Florida state court or any federal court located in the State of Florida in Palm Beach County, Broward County or Miami-Dade County in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction or object to such venue by motion or other request for leave from any such court.

         8.8 SEVERABILITY; NO REMEDY IN CERTAIN CIRCUMSTANCES. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         8.9 PUBLICITY. Except as otherwise required by law or the rules of the American Stock Exchange, so long as this Agreement is in effect, neither the Company nor Levy Acquisition Co. shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         8.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.11 ADJUSTMENT. All dollar amounts and share numbers set forth herein, including without limitation the Merger Consideration, shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Company Common Stock, between the date of this Agreement and the Effective Time, to the extent appropriate.

         8.12 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         8.13 WAIVER. All waivers must be in writing. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.14 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Levy Acquisition Co. and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of September 11, 2002.


                               LEVY ACQUISITION CO.




                               By: /s/ Richard D. Levy
                                  ---------------------------------------------
                               Name: Richard D. Levy
                                    -------------------------------------------
                               Title: President
                                     ------------------------------------------




                               ORIOLE HOMES CORP.




                               By: /s/ Joseph Pivinski
                                  ---------------------------------------------
                               Name: Joseph Pivinski
                                    -------------------------------------------
                               Title: Chief Financial Officer
                                     ------------------------------------------

                                     ANNEX I

                             JOINDER AND ACCEPTANCE

         Each of the undersigned, intending to be legally bound, and understanding that Levy Acquisition Co. and Oriole Homes Corp. have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), covenants that it shall be bound by the terms and conditions contained Section 3.2(c) and Section 5.9 of the Agreement.

         The undersigned have executed this Joinder and Acceptance as of the 11th day of September, 2002.


                              By: /s/ Richard D. Levy
                                 ----------------------------------------------
                                       Richard D. Levy


                              By: /s/ Harry A. Levy
                                 ----------------------------------------------
                                       Harry A. Levy


                              By: /s/ Mark A. Levy
                                 ----------------------------------------------
                                       Mark A. Levy


                              By: /s/ Beatrice Levy
                                 ----------------------------------------------
                                       Beatrice Levy


                              By: /s/ Davida Levy
                                 ----------------------------------------------
                                       Davida Levy


                              By: /s/ Jo Ann M. Levy
                                 ----------------------------------------------
                                       Jo Ann M. Levy


                              By: /s/ Jo Ann Levy
                                 ----------------------------------------------
                                       Jo Ann Levy


                              By: /s/ Daniel H. Levy
                                 ----------------------------------------------
                                       Daniel H. Levy

                              By: /s/ Allison Sacks
                                 ----------------------------------------------
                                       Allison Sacks


                              By: /s/ Joel M. Levy
                                 ----------------------------------------------
                                       Joel M. Levy


                              By: /s/ Robert A. Levy
                                 ----------------------------------------------
                                       Robert A. Levy


                              By: /s/ David J. Levy
                                 ----------------------------------------------
                                       David J. Levy


                              Elka N. Lampert Irrevocable Trust


                              By: /s/ Joel M. Levy
                                 ----------------------------------------------
                              Name: Joel M. Levy
                                 --------------------------------------------


                              Avraham R. Lampert Irrevocable Trust


                              By: /s/ Joel M. Levy
                                 ----------------------------------------------
                              Name:  Joel M. Levy
                                   --------------------------------------------


                              Harry A. Levy Grandchildren's Trust


                              By:  /s/ Joel M. Levy
                                 ----------------------------------------------
                              Name:  Joel M. Levy
                                   --------------------------------------------


                              Richard D. Levy Grandchildren's Trust


                              By: /s/ Daniel H. Levy
                                 ----------------------------------------------
                              Name: Daniel H. Levy
                                   --------------------------------------------

                              HAPCO COMPANY


                              By: /s/ Richard D. Levy
                                 ----------------------------------------------
                                       Richard D. Levy, General Partner


                              LEVOR ASSOCIATES


                              By: /s/ Harry A. Levy
                                 ----------------------------------------------
                                       Harry A. Levy, General Partner


                              GRANDCO ASSOCIATES


                              By: /s/ Mark A. Levy
                                 ----------------------------------------------
                                       Mark A. Levy, General Partner

                                                                       EXHIBIT A



                            ARTICLES OF INCORPORATION
                                       OF
                              LEVY ACQUISITION CO.

                      ARTICLE I - NAME AND BUSINESS ADDRESS

         The name of this Corporation is Levy Acquisition Co. Its principal office address and business mailing address is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, Attn: Richard D. Levy.

                              ARTICLE II - DURATION

         The Corporation shall have a perpetual existence.


                              ARTICLE III - PURPOSE

         The purpose of this Corporation is to engage in any activities or business permitted under the Laws of the United States and Florida.


                           ARTICLE IV - CAPITAL STOCK

         The maximum number of shares which this Corporation is authorized to have outstanding at any time is 10,000 shares of common stock, having a par value of $.01 per share.


                               ARTICLE V - INITIAL
                           REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this Corporation shall be 2601 South Bayshore Drive, Suite 1600, Miami, Florida 33133, and the initial registered agent of this

Corporation at such office shall be Dennis J. Olle, Esq., who upon accepting this designation agrees to comply with the provisions Chapters 48 and 607, Florida Statutes as amended from time to time, with respect to keeping an office open for service of process.


                     ARTICLE VI - INITIAL BOARD OF DIRECTORS

         The initial Board of Directors shall consist of two members. The number of directors may be increased or decreased from time to time by vote of the Board of Directors, but in no case shall the number of directors be less than one nor more than nine. The names and addresses of the directors constituting the initial Board of Directors are:


                  NAME                          ADDRESS
                  ----                          -------

                  Richard D. Levy               1690 South Congress Avenue
                                                Suite 200
                                                Delray Beach, Florida 33445

                  Harry Levy                    1690 South Congress Avenue
                                                Suite 200
                                                Delray Beach, Florida 33445

                           ARTICLE VII - INCORPORATOR

         The name and street address of the person signing these Articles of Incorporation is:
                  NAME                           ADDRESS
                  ----                           -------
                  Dennis J. Olle, Esq.           2601 South Bayshore Drive
                                                 Suite 1600
                                                 Miami, Florida 33133

Dated: August 7, 2002
                                           /s/ Dennis J. Olle
                                           ----------------------------------
                                           Dennis J. Olle, Esq., Incorporator


                         ACCEPTANCE OF REGISTERED AGENT

         Having been named to accept service of process for Levy Acquisition Co., at the place designated in the Articles of Incorporation, Dennis J. Olle, Esq. agrees to act in this capacity and is familiar with, and accepts, the obligations of such position, and agrees to comply with the provisions of
Section 48.091, FLORIDA STATUTES, relative to keeping open such office.

Dated: August 7, 2002

                                           /s/ Dennis J. Olle
                                           ----------------------------------
                                           Dennis J. Olle, Esq.




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
                                                                       EXHIBIT B



                                     BYLAWS

                                       OF

                              LEVY ACQUISITION CO.

                               ARTICLE I. OFFICES

         1. Principal Office. The principal office shall be located in the City of Delray Beach, County of Palm Beach and State of Florida.

         2. Other Offices. The corporation may have other offices, either within or outside the State of Florida, at such place or places as the Board of Directors may from time to time determine.

                                ARTICLE II. SEAL

         1. Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Florida".

         2. The Secretary of the corporation shall have the custody of the corporate seal.

         3. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                      ARTICLE III. MEETING OF STOCKHOLDERS

         1. Place of Meeting. All meetings of the stockholders shall be held at the office of the corporation in the City of Delray Beach, State of Florida, or at such other place as may be designated by the Board of Directors.

         2. Annual Meetings. The Annual Meeting of Stockholders shall be held no later than five (5) months after the close of each fiscal year on such date as may be established by the Board of Directors. The Annual Meeting shall be called by the Board of Directors for the purpose of electing Directors for the ensuing year and for the transaction of such other general business of the Corporation as may come before the meeting. At the Annual Meeting of Shareholders, the shareholders shall elect a Board of Directors by a majority vote of the stockholders present in person or by proxy at such meeting and entitled to vote.

         3. Special Meetings. Special meetings of stockholders, for any purpose other than those regulated by statute, may be called by the Board of Directors or by the President of the corporation, or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Notice of and all



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

expenses relating to a Special Meeting of Shareholders, called by a shareholder on his own initiative, shall be the sole responsibility and expense of said shareholder. No business other than that specified in the Notice of Special Meeting of Shareholders shall be transacted at any Special Meeting.

         4. Notice. Notice of the annual meeting of stockholders shall be mailed or otherwise given to each holder of record of the stock entitled to vote thereat, at his address, as the same appears on the books of the corporation, at least 10 days prior to such meeting. Such notice need not specify the business to be transacted. Written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting and business proposed to be transacted thereat, shall be mailed, postage prepaid, or otherwise given to each holder of record of the stock entitled to vote thereat, at his address as the same appears on the books of the corporation, at least 10 days prior to such meeting. Whenever any notice is required to be given under the provisions of any law of this State or under the provisions of the Articles of Incorporation of this corporation or by these Bylaws, waiver thereof in writing, signed by the person or persons entitled to such notice, or by his or their proxy or proxies, whether before or after the time fixed for the giving of such notice, shall be deemed equivalent to such notice. If a person or persons entitled to notice of a meeting shall attend such meeting, either in person or by proxy, such attendance shall constitute a waiver of notice of the meeting, except in case the attendance is for the express purpose of objecting to the transaction of any business because the meeting shall not have been lawfully called or convened.

         5. Quorum. Except as otherwise required by law, by the Articles of Incorporation of this corporation, or by these Bylaws, the presence, in person or by proxy, of stockholders entitled to cast a majority in number of the aggregate number of votes to which Common Stock shall be entitled, shall constitute a quorum of all meetings of the stockholders. In any case, where the presence of the aforesaid number of the holders of Common Stock shall be necessary to constitute a quorum, and if such number shall not be represented at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

         6. Proxies. Any stockholders entitled to vote at any meeting of stockholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three months prior to such meeting, unless such proxy shall, on its face, provide a longer period in which it is to remain in force.

         7. Vote by Ballot. The Secretary shall prepare at least 10 days prior to each election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order, with the residence of and the number of voting shares held by each stockholder, which shall be open for the examination of any stockholder, at the place where said election is to be held, for 10 days prior to such election, and shall be kept available for the inspection by any stockholder during the whole time of the election.

                              ARTICLE IV. DIRECTORS

         1. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law or by the Articles of Incorporation of this Corporation, or by these Bylaws conferred upon or reserved to the stockholders.

         2. Numbers. The Board of Directors shall be elected by the stockholders and shall be not more than 9 nor less than 3 in number. The Board of Directors, between the annual meetings of stockholders is authorized by the vote of the majority thereof to increase the number of Directors to not more than the above mentioned number and the Directors by a majority vote shall have the power to fill the vacancies created by any such increases.

         3. Term of Offices. Except as otherwise provided in the Articles of Incorporation of this Corporation, each Director shall be elected to serve until the next annual meeting of stockholders and until his successor is chosen and qualified. In case one or more vacancies shall occur in the Board of Directors, the remaining Directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

         4. Removal. At any special meeting of the stockholders duly called, as provided in these Bylaws, any Directors may, by a vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from office with or without cause, and his successor or their successors may be elected at such meeting, or the remaining directors may, in the absence of such election, fill any vacancies created by such removal.

         5. Meetings. The newly elected Board of Directors may meet in such place and time as shall be fixed by the vote of the holders of the Common stock at the annual meeting, for the purpose of organization or otherwise, and no notice of each meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a majority shall be present; or it may meet at such place and time as shall be fixed by the consent in writing of all the Directors. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be from time to time determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation, or by any two Directors of the Corporation. Written notice of the time and place of Special Meetings of the Board of Directors shall be given to each director either by personal delivery or by mail at least two days in advance, or by facsimile to each director at least one day in advance of the meeting. The Notice of Special Meeting of the Board of Directors shall specify the time and place of such meeting. Neither the business to be transacted, nor the purpose of, any Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         6. Place of Meeting. The Board of Directors may hold its meetings and have one or more offices and keep the books of the Corporation (except such as are required by law to be kept within the State of Florida) either within or outside of the State of Florida, at such place or places as it may from time to time determine.

         7. Quorum and Powers of a Majority. At all meetings of the Board of Directors, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors, except as specifically required by statute or by the Articles of Incorporation of this Corporation or by these Bylaws.

                         ARTICLE V. EXECUTIVE COMMITTEE

         1. Powers. The Board of Directors may designate two or more of their number, including the President, to constitute an Executive Committee to serve during the pleasure of the Board of Directors. The Board of Directors is authorized to remove at any time, without notice, any member of the Executive Committee, and elect another member in his place and stead. The Board of Directors may delegate to such Committee any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may from time to time extend, modify, curtail or restrict the powers so delegated. During the temporary absence of a member of the Executive Committee, the remaining member or members may appoint a member of the Board of Directors to act in his place, but vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for the purpose.

         2. Meetings. The Executive Committee may meet at stated timed, on not less than one day's notice given personally or mailed or by facsimile to all by any one of their own number. During the intervals between meetings of the Board of Directors, the Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning the interest and management of its business.

         3. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested.

         4. Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

         5. Vice Chairman of the Executive Committee. The Vice Chairman shall preside at a meeting of the Executive Committee in the absence of the Chairman of the Executive Committee. The Vice Chairman of the Executive Committee shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                              ARTICLE VI. OFFICERS

         1. Election. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, a Secretary, and, if desired, one or more Assistant Secretaries and Assistant Treasurers, all of whom shall be elected by the said Board of Directors. None of the officers, except the Chairman of the Board, need be a Director. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.

         2. Hold Two Offices. Any two or more of the above offices, except those of President and Vice-President, and of Secretary and President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers.

         3. Term of Office. The officers hereinbefore mentioned shall hold office for one year or until their successors are chosen and qualified. Any vacancy occurring among the officers shall be filled by the Board of Directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor is chosen and qualified.

         4. Agents. The Board of Directors may appoint such agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         6. Removal. Any officer chosen by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, with or without cause.

         7. Voting Shares in Other Corporations. The Corporation may vote any and all shares held by it in any other Corporation or Corporations by such officer, agent or proxy as the Board of Directors may appoint, or, in default of such appointment, by its President or by a Director or Vice-President.

                       ARTICLE VII. CHAIRMAN OF THE BOARD

         1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors. The Chairman shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board shall be the chief executive officer and all other officers of the Corporation shall be subordinate to him and shall from time to time report to him as he may direct. He shall have general supervision and direction of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have all the general powers and duties usually vested in the chief executive officer of a Corporation.

         2. Vice Chairman of the Board. The Vice Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors in the absence of the Chairman of the Board. The Vice Chairman shall possess the same power as the President to sign all certificates and contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                             ARTICLE VIII. PRESIDENT

         1. The President, in the absence of the Chairman of the Board and Vice Chairman of the Board, shall preside at meetings of the stockholders and Board of Directors. He shall supervise the day-to-day operations of the Corporation, shall sign and countersign all certificates, contracts or other instruments of the Corporation, as authorized by the Board of Directors. He shall make reports to the Board of Directors and stockholders and shall perform any other duties are incident to his office or prescribed by the Board of Directors.

         2. He, or any officer of the Corporation so authorized by the Board of Directors, shall execute bonds, mortgages, and other contracts on behalf of the Corporation and shall affix the seal to any instruments requiring it and when so affixed, the seal shall be attested by the signature of the secretary or treasurer or any other officer authorized to do so by the Board of Directors.

                           ARTICLE IX. VICE PRESIDENT

         The Vice-Presidents, in the order of their seniority, shall have and exercise all the powers and duties of the President in case of his absence or inability to act when requested to do so by the Board of Directors, and shall possess such other powers as shall be assigned to them by the Board of Directors or by the President with the approval of the Board of Directors. The Board of Directors shall also determine the ordering which the Vice Presidents shall assume the authority of the President in his absence.

                              ARTICLE X. TREASURER

         1. Custody of Funds. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         2. Disbursements. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and Directors at the regular meetings an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         3. Assistant Treasurer. The Assistant Treasurer shall perform all the duties and responsibilities of the Treasurer on such occasion on which the

Treasurer shall be unable to perform 9 all the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned to him by the Board of Directors or by the President or the Treasurer.

                              ARTICLE XI. SECRETARY

         1. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and he shall keep the seal of the Corporation in safe custody. He shall perform such other duties as may be prescribed by the Board of Directors or by the President under whose supervision he shall be.

         2. Assistant Secretary. The Assistant Secretary shall perform all the duties and responsibilities of the Secretary on such occasions on which the Secretary shall be unavailable to perform the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned him by the Board of Directors or by the President or the Secretary.

                ARTICLE XII. DUTIES OF OFFICERS MAY BE DELEGATED

         In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by majority vote, may delegate for that time being the powers or duties or any of them of such officer to any other officer or to any Director or to any other person.

                       ARTICLE XIII. CERTIFICATES OF STOCK

         1. The interest of each stockholder of the Corporation shall be evidenced by certificates of shares of stock, certifying the number of shares represented thereby and in such form as is consistent with the Articles of Incorporation and as the Board of Directors may from time to time prescribe.

         2. The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and sealed with the corporate seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and registrar, the signature of the President or a Vice-President and the Secretary or an Assistant Secretary, upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate, shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

         3. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him and



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

shall be signed by the President or a Vice-President and by the Secretary of the Corporation and sealed with the seal.

                         ARTICLE XIV. TRANSFER OF STOCK

         1. Transfers of shares of stock of the corporation shall be made only on the books of the Corporation by the registered owner thereof, or by his duly authorized attorney, or with a transfer agent appointed as provided in Section 2 of this Article, and on surrender of the certificate, or certificates for such shares properly endorsed and with all taxes thereon paid.

         2. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                    ARTICLE XV. INDEBTEDNESS OF STOCKHOLDERS

         The Corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any sum due to the Corporation, either on account of the subscription to its stock or for any other indebtedness due from the stockholder.

                     ARTICLE XXVI. CLOSING OF TRANSFER BOOKS

         The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors are authorized to fix in advance a date, not exceeding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice, and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders or record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

                      ARTICLE XVII. REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to



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

recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save expressly provided by the laws of the State of Florida.

                        ARTICLE XVIII. LOST CERTIFICATES

         No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence satisfactory to the Board of Directors of such loss, destruction of theft and, if the Board of Directors so requires, upon the furnishing of bond satisfactory to the Corporation and to the transfer agent, if any, in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation or the transfer agent, if any, with respect to the certificate alleged to have been lost, destroyed or stolen before a new certificate may be issued with the same tenor for the same number of shares as the one alleged to have been lost, destroyed or stolen.

                        ARTICLE XIX. INSPECTION OF BOOKS

         The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                            ARTICLE XX. CHECKS, ETC.

         All checks, drafts, acceptances, notes and other orders, demands, or instruments in respect to the payment of money, shall be signed or endorsed in behalf of the Corporation by the President and Secretary or by any other officers whom the Board of Directors may from time to time designate.

                            ARTICLE XXI. FISCAL YEAR

         The fiscal year of the Corporation shall begin January 1, and end on December 31 next following.

                             ARTICLE XXII. DIVIDENDS

         Dividends upon the capital stock of the Corporation may be declared at the discretion of the Board of Directors, subject to the provisions of the Articles of Incorporation, at any regular or special meeting.

                             ARTICLE XXIII. NOTICES

         Whenever notice is required to be given by the Articles of Incorporation or by these Bylaws it shall not be construed to mean personal notice, but such notice, except as otherwise provided by law or by these Bylaws, may be given by depositing the same in a post office, letter box or mail chute, in a postpaid sealed wrapper addressed to the stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation.

                            ARTICLE XXIV. AMENDMENTS

         These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding voting shares of the Corporation at any regular or special meeting of the stockholders, if notice of



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

the proposed alteration, amendment or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting; provided however, that no change of the time or place for the election of Directors shall be made within ten days before the day on which such election is to be held that, in case of any change of such time or place, notice thereof shall be given to each stockholders entitled to vote for any director or directors in person or by letter mailed to his last known post office address at least ten days before such election is held.

                          ARTICLE XXV. INDEMNIFICATION

         For purposes of this Article XXV, the following terms shall have the meanings hereafter ascribed to them:

         "Agent" includes a volunteer.

         "Corporation" includes, as the context may require, Oriole Homes Corp., any resulting Corporation and any constituent Corporation absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or Agent of a constituent Corporation, or is or was serving at the request of a constituent Corporation as a director, officer, employee or Agent of another Corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving Corporation as he would have been with respect to such constituent Corporation of its separate existence had continued.

         "Expenses" include, without limitations, all costs, expenses, attorneys' fees and paralegal expenses incurred by the director or officer in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on appeal. Such attorneys' fees shall include, without limitation (a) attorneys' fees incurred by the director or officer, in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to the proceedings; (b) attorneys' fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in the proceedings or under any contracts or obligations which are the subject of such Proceeding; and
(c) attorneys' fees to negotiate with counsel for any claimants, regardless of whether formal legal action is taken against him.

         "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a proceeding.

         "Not Opposed to the Best Interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be.

         "Other Enterprise" includes employee benefit plans.

         "Proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact that he is or was a director or officer of the Corporation or is not or was Serving at the Request of the Corporation as a director, officer, employee, or Agent of another Corporation, partnership, joint venture, trust or Other Enterprise.

         "Serving at the Request of the Corporation" includes any service as a director, officer, employee or Agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

         1. The Corporation shall indemnify to the fullest extent permitted by law, and shall advance Expenses therefor, to any director officer who was or is a party to any proceeding, against Liability incurred in connection with such proceeding, including any appeal thereof; provided, however, that no indemnification under this Section 1 shall be made

                  (1) if a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute:

                           (a) A violation of the criminal law, unless the
director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                           (b) A transaction from which the director or officer
derived an improper personal benefit;

                           (c) In the case of a director, a circumstance under
which the Liability provisions of Fla. Stat. Section 607.0850 are applicable; or

                           (d) Willful misconduct or a conscious disregard for
the best interests of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder.

                  (2) Unless authorized in the specific case:

                           (a) By the board of directors by a majority vote of a
quorum consisting of directors who were not parties to such Proceedings;

                           (b) If such a quorum is not obtainable or, even if
obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely


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

of two or more directors not at the time parties to the Proceeding;

                           (c) by independent legal counsel;

                                    (i) Selected by the board of directors
prescribed in paragraph B.(1) or the committee prescribed in paragraph B.(2); or

                                    (ii) If a quorum of the directors cannot be
obtained for paragraph B.(1) and the committee cannot be designated under paragraph B.(2) selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                           (d) By the shareholders by a majority vote of a
quorum consisting of shareholders who were not parties to such Proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                  (3)  Upon a determination that:

                           (a) in a Proceeding other than an action by, or in
the right of, the Corporation, the person acted in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful.

                           (b) in a Proceeding by, or in the right of, the
Corporation to procure a judgment in its favor, the person acted in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation; provided, further, that the parties described in Sections 1.B(1)-(4) shall not authorize any indemnification is such a Proceeding if the person has been adjudged to be liable therein. The foregoing proviso shall not preclude or limit indemnification under the mandatory indemnification provision of Section 1. or as directed by the court pursuant to Section.

                           (c) For purposes of making the determinations set
forth in C.(1) and C.(2) above, the fact that a Proceeding was terminated by a judgment, order, settlement or conviction or upon a plea of NO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation or, with respect to any criminal action or Proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

         2. In all events, and notwithstanding the conditions and qualifications set forth in Section 1. above, the Corporation shall indemnify a director or officer who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, against Expenses actually and reasonably incurred by him in connection therewith.




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

         3. Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Sections 1.A.(1)-(4), and despite any contrary determination of the board or of the shareholders in the specific case, a director or officer of the shareholders in the specific case, a director or officer of the Corporation who is or was a party to a Proceeding may apply for indemnification or advancement of Expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of Expenses, including Expenses incurred in seeking court-ordered indemnification or advancement of Expenses, if it determines that:

                  (1) The director or officer is entitled to mandatory indemnification under Section 2.1, in which case the court shall also order the Corporation to pay such person reasonable Expenses incurred in obtaining court-ordered indemnification or advancement of Expenses.

                  (2) The director or officer is entitled to indemnification or advancement of Expenses, or both, under 1.; or

                  (3) The director or officer is fairly and reasonably entitled to indemnification or advancement of Expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in Sections 1.A.(1)-(4) or Sections 1.B.(1)-(4).

         4. If a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute a violation of the standards set forth in Sections 1.A.(1)-(4), then the Corporation shall cause one or more of the meetings described in Sections 1.B.(1)-(4) to be held for the purpose of determining and authorizing indemnification.

         5. Expenses incurred by an officer or director in defending a civil or criminal Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article.

         6. Indemnification and advancement of Expenses as provided in this Article shall continue as, unless otherwise provided when such indemnification and advancement of Expenses was authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of their heirs, executors and administrators of such person.

         7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or Agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or Agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XXV.




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

         8. If any Expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         9. The board of directors may authorize indemnification or advancement of expenses in favor of other employees and Agents upon such terms and conditions as the board of directors may seem appropriate under the circumstances, and may enter into agreements therefor with such employees and Agents.

         10. The rights of an officer or director, employee or Agent hereunder shall be in addition to any other rights such person may have under the Corporation's Articles of Incorporation or the Florida General Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this Bylaw to provide the maximum indemnification possible under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided in this Bylaw, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this Bylaw and the exceptions to indemnification set forth in
Section 1A., to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.

         11. This Article XXV shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to the invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected.

         The provisions of this Article XXV shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

                      ARTICLE XXVI. SHAREHOLDERS' AGREEMENT

         In the event of a conflict between the terms or provisions of these Bylaws and any shareholders' agreement entered into among the Corporation and the shareholders of the Corporation from time to time (a "Shareholders' Agreement"), then the terms and provisions of such Shareholders' Agreement shall prevail in all respects


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